Exhibit 10.21

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

FOR VALUE RECEIVED, each of the undersigned (hereinafter referred to jointly and severally as the “Dealer” which. term shall mean as applicable each of the undersigned individually and all of :the undersigned, collectively) on behalf of themselves individually and in their representative capacity hereby promise to pay to the order of Automotive Finance Corporation, an Indiana corporation (“LENDER”‘), with its principal office listed on the web site currently located at www.AFCDEALER.com or a successor thereto or such other place as LENDER may designate, the principal sum of Two Million Dollars ($2,000,000.00) (the “Aggregate Advance Limit”) or such greater or lesser principal amount as may be outstanding pursuant hereto, with interest on any outstanding balance prior to an Event of Default, as defined in Section 7.0 hereof, at the rate of interest (based upon a 360 day year, compounded daily, meaning that the annual interest rate set forth in the Term Sheet will be divided by 360 to arrive at a daily rate, and the daily rate will be applied to the outstanding balance each day, and interest will accrue each day and be added to the outstanding balance) set forth in the Term Sheet and as amended from time to time. In the event that no Term Sheet is executed or effective, then interest shall accrue at a variable rate, adjusted each business day, based upon the most recent prime rate published in The Wall Street Journal (“Prime Rate”) plus six and three quarters percent (6.75%) per annum (based on a 360-day year and applied as described above). Interest shall accrue from the earliest of the date an item of Purchase Money Inventory is purchased by Dealer or the date of an Advance or the date that an Obligation is incurred and shall be compounded daily. Said variable rate shall change from time to time with any change of the Prime Rate. After an Event of Default, interest shall accrue at a rate of [***] per annum (“Default Rate”), with such interest compounded daily and accruing from the date on which the Event of Default first occurred. All payments shall be made in lawful money of the United States and in immediately available funds, whether via Check, via ACH, via certified funds, or otherwise.

Until demand by LENDER or until an Event of Default (at which time the Obligations shall at LENDER’s option and without notice become immediately due and payable in full), Dealer shall pay the Obligations as provided in Section 2.6.

Dealer: (a) waives demand and presentment for payment, protest, notice of protest and notice of non-payment or dishonor of this Note; (b) consents to any extension of the time of payment thereof; (c) waives all defenses based on suretyship or impairment of collateral; and (d) waives any defenses which Dealer may assert on the Obligations including but not limited to failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury.

In consideration of the premises and the mutual covenants and conditions contained herein, the parties further agree as follows:

AGREEMENT

1.0	DEFINITIONS. When, used herein, the following terms shall have the following meanings:

1.1	ACH - an electronic network for financial transactions, also known as automated clearing house payment system, which processes credit and debit transactions including payments by or on behalf of Dealer or LENDER.

1.2	Advance - discretionary loan(s) to Dealer or payment(s) on behalf of Dealer by LENDER pursuant to the terms of this Note.

1.3	Aggregate Advance Limit - the maximum lending limit, as set forth above.

1.4	Approved, Auction Purchase - any Vehicle, vehicle part, or goods of any kind, now or hereafter acquired by Dealer from a LENDER-approved auction if LENDER pays the Advance for such Vehicle, vehicle part, or other good directly to the auction.

1.5	Check - a payment by or on behalf of Dealer to LENDER which is other than a payment in cash, via ACH or wire transfer, or via certified funds.

1.6	Collateral - all of Dealer’s assets and properties wherever located, including without limitation: (a) accounts, chattel paper, deposit accounts, documents, equipment, fixtures, inventory, and other goods, general intangibles, instruments, insurance policies, investment property, letter of credit rights, money, software, supporting obligations, and Titles, all of the foregoing now owned or hereafter acquired by Dealer; (b) any and all proceeds, products, additions, accessions, accessories, and replacements of the foregoing; (c) all of Dealer’s computer records, business papers, ledger sheets, files, books, and records relating to the foregoing, now owned or hereafter acquired; and (d) the following:

1.7	Curtailment Date - that certain day at the end of the Period when all Obligations concerning or relating to an item of Purchase Money Inventory become due and payable.

1.8	Dealer’s Place of. Business - any or all of the following locations: (a) the place where the Collateral and Dealer’s books and records are kept; (b) the place from which Dealer’s business affairs and operations are conducted, unless otherwise disclosed in writing to LENDER by Dealer; and (c) the place where Dealer’s registered office is located.

1.9	Default Rate has the meaning given to it in the introductory paragraph of this Note.

1.10	Electronic Signature - any electronic sound, symbol or process attached to or logically associated with a record and executed or adopted by a party with the intent to sign such record, including but not limited to, a facsimile or e-mail electronic signature, a signature submitted on an electronic form, or electronically checking a click-to-agree checkbox in an online document.

1.11	Equipment - all goods, other than inventory, of any kind and wherever located.

1.12	Floorplan Fee - that non-refundable fee payable to LENDER by Dealer in the amount set forth on the Term Sheet for each Period, or portion thereof, in which an Advance for each individual item of Purchase Money Inventory is outstanding, provided that in the event no Term Sheet is executed and effective, then the Floorplan Fee shall be equal to [***]. Notwithstanding the foregoing or any provision in the Term Sheet to the contrary, LENDER reserves the right to charge a Floorplan Fee in a higher amount as a condition to making an Advance if, in its sole discretion, LENDER determines that the circumstances so warrant.

1.13	Interest - those finance charges owed by Dealer to LENDER on all outstanding Obligations, which charges shall begin to accrue, on the earliest of the date an item of Purchase Money Inventory is purchased by Dealer or the date of an Advance or the date that an Obligation is incurred, compounded daily, and shall be payable at the rate and upon the terms and conditions set forth in this Note.

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

1.14	Late Fee - that non-refundable fee payable to LENDER by Dealer, in the amount set forth on the Term Sheet for each item of Purchase Money Inventory, assessed each week, or portion thereof, that Dealer fails to repay Obligations under this Note when due as provided by this Note, provided that in the event no Term Sheet is executed and effective, then the Late Fee shall be equal to [***]. Dealer agrees that this Late Fee is a reasonable estimate of LENDER’s probable losses due to the delay, inconvenience, and administrative expense associated with late payment. LENDER may also charge an amount not to exceed the maximum amount permitted by law or, if there is no applicable law, an amount not to exceed [***] for each Check or ACH tendered to LENDER, by or on behalf of Dealer, that is subsequently dishonored, in addition to any charge or fee imposed by the depository institution for each returned or dishonored item and any other charges or fees permitted by law.

1.15	NAP Fee - that non-refundable fee payable to LENDER by Dealer, in addition to the Floorplan Fee, in the amount set forth on the Term Sheet for each individual item of Purchase Money Inventory acquired by Dealer as a Non-Auction Purchase, provided that in the event ho Term Sheet is executed and effective or no NAP Fee is listed in the Term Sheet, then the NAP Fee shall be equal to [***]. Notwithstanding the foregoing or any provision in the Term Sheet to the contrary, LENDER reserves the right to charge a NAP Fee in a higher amount as a condition to making an Advance for a Non-Auction Purchase if, in its sole discretion, LENDER determines that the circumstances so warrant.

1.16	Non-Auction Purchase - a transaction other than an Approved Auction Purchase in which any Vehicle, vehicle part, or goods of any. kind, is now or hereafter acquired or refinanced by Dealer.

1.17	Note - this Demand Promissory Note and Security Agreement and all amendments and addenda thereto.

1.18	Number of Curtailment Date Extensions - the number of times set forth on the Term Sheet that the Curtailment Date may be extended for an item of Purchase Money Inventory pursuant to this Note, provided that in the event no Term Sheet is executed and effective, the Number, of Curtailment Date Extensions shall be [***].

1.19	Obligations - all Advances, debts. Purchase Money Inventory Obligations, liabilities, financial obligations, charges, expenses, fees, attorney fees, costs of collection, covenants, and duties owing, arising, due, or payable from Dealer to LENDER of any kind or nature, present or future, under any instrument, guaranty, or other document whether arising under this Note or any other agreement, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or become due, now existing or hereafter arising and however acquired including, without limitation, all Interest, Floorplan Fee(s), Late Fee(s), NAP Fee(s), and other expenses, costs or fees provided for herein.

1.20	Odometer Disclosure Statement - that statement of mileage for a Vehicle required, by the Motor Vehicle Information and Cost Savings Act as amended (49 U.S.C. § 32701 et seq.) and the regulations implementing same (49 C.F.R. § 580 et seq.), to be provided to a Vehicle transferee by the transferor.

1.21	Period - that number of days that an item of Purchase Money Inventory will be financed by LENDER pursuant to this Note as set forth on the Term Sheet, beginning on the earliest of the date an item of Purchase Money Inventory is purchased by Dealer or the date of an Advance or the date that an Obligation is incurred and ending on the Curtailment Date, provided that in the event no Term Sheet is executed and effective, then the Period shall be [***] days.

1.22	Prime Rate has the meaning given to it in the introductory paragraph of this Note.

1.23	Purchase Money Inventory - any and all Vehicles, vehicle parts, or goods of any kind, now or hereafter acquired, financed or refinanced by Dealer with an Advance.

1.24	Purchase Money Inventory Obligations - the liabilities owing, arising, due, or payable from Dealer to LENDER with respect to specific Advances for specific items of Purchase Money Inventory now existing or hereafter arising including, without limitation, all Interest, Floorplan Fee(s) and Late Fee(s), and other expenses, costs or fees provided for herein.

1.25	Retail Installment Contract - that contract of sale and security agreement, whether or not constituting chattel paper under Article 9 of the UCC, whereby Dealer sells a Vehicle to a retail customer in the ordinary course of Dealer’s business.

1.26	Terms and Conditions - All provisions of this Note, excluding any language specifically referencing Dealer by individual or business name or address, or referencing the dollar amount of Dealer’s Aggregate Advance Limit.

1.27	Term Sheet - that agreement in effect from time to time executed by Dealer and LENDER containing information including but not limited to the Floorplan Fee and other fees, Interest and Period, attached hereto as Exhibit A and incorporated herein by reference.

1.28	Title - the certificate of title, manufacturer’s statement of origin or certificate of origin, or other document issued by a duly authorized state, province or government agency evidencing ownership of a Vehicle.

1.29	UCC - the Uniform Commercial Code as enacted in Indiana and amended from time to time.

1.30	Vehicle - a vehicle, the ownership of which is embodied in a Title, driven or drawn by mechanical power, manufactured primarily for use on the public streets, roads, and highways.

Any term used in the UCC and not defined herein has the meaning given to the term in the UCC as presently enacted in Indiana or modified hereafter.

2.0	FINANCING PROCEDURES.

2.1	Discretionary Advances. LENDER may, in its sole discretion, from time to time make an Advance to or on behalf of Dealer for the purpose of enabling Dealer to purchase and/or hold Purchase Money Inventory for resale, and for other purposes as determined in LENDER’S sole discretion. Dealer acknowledges and agrees that LENDER may, with or without cause, refuse to make an Advance. Dealer further agrees that LENDER’s decision to make an Advance shall be binding only if it is in writing and signed by LENDER. Dealer and LENDER agree that Dealer is not obligated to finance any Purchase Money Inventory, or any other assets through LENDER.

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

2.2	Advance Requests: Purchase Money Inventory. Dealer may request an Advance for the purpose of enabling Dealer to purchase, finance or refinance and hold an item of Purchase Money Inventory for resale by providing LENDER with: (a) a copy of the bill of sale which indicates the vendor and the actual purchase price of the Purchase Money Inventory; and (b) as to Vehicles, a completed Odometer Disclosure Statement and the Title duly assigned to Dealer. Dealer represents and warrants that each such Advance will be used only to purchase, finance or refinance Vehicles encumbered by this Note.

2.3	Advance Requests: Other Purposes. Dealer may request an Advance for purposes other than enabling Dealer to purchase and hold an item of Purchase Money inventory for resale by providing LENDER with: (a) a written request setting forth the purpose for the requested Advance, and (b) such other information as LENDER may require. If LENDER elects to make any such Advance, the Advance shall be deemed an additional Obligation under this Note from the date on which the Advance is made.

2.4	Conditions to Advances. Each request for an Advance submitted by Dealer shall be deemed to be a representation and warranty that (a) no Event of Default has occurred or is continuing, (b) Dealer is in complete compliance with the terms and conditions of this Note, (c) all prior Advances made for the purpose of enabling Dealer to purchase an item of Purchase Money Inventory have only been used to purchase Vehicles encumbered by this Note, (d) the requested Advance will only be used to enable Dealer to purchase an item of Purchase Money Inventory, (e) no material adverse effect to the operation or prospects of Dealer (financial, business, labor or otherwise) exists or is threatened, and (f) no Checks or ACHs issued by Dealer to LENDER have been dishonored. In addition, as a condition precedent to an Advance, Dealer shall deliver to LENDER, at LENDER’s request, a certificate in a form acceptable to LENDER certifying such other information as LENDER may request.

2.5	Advances Without Request. If at any time including but without limitation during an Event of Default or acceleration under this Note, Dealer is in default on any obligation to a third party, LENDER may in its sole discretion elect, but is not required, to make payment or transfer on Dealer’s behalf to the third party, in any amount up to the total obligation owed by Dealer to the third party, as a means of satisfying Dealer’s obligation to the third party in whole or in part. If LENDER elects to make any such payments or transfers, they shall be deemed additional Obligations under this Note from the date on which the payment or transfer is made. Such payments or transfers may be made without prior notice to Dealer and without regard to any Aggregate Advance Limit then in effect for Dealer.

2.6	Repayment of Obligations. Dealer shall pay to LENDER at the offices of LENDER the Obligations, on demand and without notice, and in any event, with respect to an item of Purchase Money Inventory on the earliest of: (a) LENDER’s demand, (b) forty-eight (48) hours after the disposition by sale or otherwise of an item of Purchase Money Inventory; or (c) the Curtailment Date. All proceeds of any such disposition shall be received by Dealer in trust for LENDER and forwarded promptly to LENDER as noted below. If no Event of Default has occurred and is continuing, LENDER shall apply applicable payments to the Purchase Money Inventory Obligation incurred from said item of Purchase Money Inventory. Notwithstanding anything herein to the contrary including Sections 3.0 and 4.0 if, after the disposition by sale or otherwise and subsequent payment to LENDER as delineated above, a shortage exists between any payments received by LENDER and the Purchase Money Inventory Obligation with respect to an item of Purchase Money Inventory, that shortage shall be considered an Obligation owed by Dealer to LENDER and secured with Collateral other than Purchase Money Inventory. The order and method of application of payments of the Obligations, excluding payments with respect to Purchase Money Inventory Obligations made when no Event of Default has occurred and is continuing, shall be at the sole discretion of LENDER. Notwithstanding anything herein to the contrary, LENDER reserves the right to require that payments be made via ACH, and Dealer shall execute an ACH payment authorization upon request.

2.7	Extension of Curtailment Date. If Dealer is in compliance with all other provisions of this Note, LENDER may, in its sole discretion, permit an extension of the Curtailment Date relative to an item of Purchase Money Inventory for a Period, upon the payment of Interest, Floorplan Fee(s) and the minimum principal amount of the Advance relating to such item of Purchase Money Inventory as set forth in the Term Sheet, provided that in the event no Term Sheet is executed and effective, then the minimum amount of such payment shall be equal to [***] of the outstanding principal amount of the Advance relating to such item of Purchase Money Inventory.

2.8	Presumptions Regarding Outstanding Balance. The date and amount of each Advance made by LENDER and of each repayment of principal or interest thereon shall be recorded by LENDER. The aggregate unpaid principal amount, interest, fees, and other Obligations so recorded by LENDER shall constitute prima facie evidence of the sums owing and unpaid under this Note; provided, however, that the failure by LENDER to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the liability of Dealer under this Note to repay the Obligations.

2.9	Purchase Money Inventory and Title Control. At any and all reasonable times Dealer shall allow LENDER’s officers, employees, agents, attorneys, designees and representatives (including but not limited to representatives of AutoVin, Inc., its successors, affiliates, subsidiaries and parent companies) access to Dealer’s books and records and the Dealer’s Place of Business for the purpose of conducting an audit of Dealer’s inventory, books and records. Dealer agrees to pay an audit charge in the amount set forth on the Term Sheet for each audit, and all of LENDER’s expenses in conducting such audit, provided that in the event no Term Sheet is executed and effective, then the audit charge shall be equal to [***]. In addition, LENDER may also charge a failed audit fee if any item of Purchase Money Inventory is unverified at close of the audit or the audit is otherwise failed. Dealer may request the Title to a Vehicle or Vehicles held by LENDER for purposes of correcting same or taking said Vehicle(s) to an auction. If LENDER in its sole discretion agrees with such request, Dealer shall deliver to LENDER a Check or draft in an amount equal to the Advance(s) relating to such Vehicle(s). Unless such Title(s) are returned to LENDER within the time period established by LENDER, (a) LENDER may (i) deposit or present such Check or draft for payment or (ii) process such payment via ACH and return the Check to Dealer, and (b) any outstanding Obligation(s), Floorplan Fee(s) or accrued interest relating to Advance(s) for such Vehicle(s) shall become immediately due and payable.

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

2.10	Authorization of LENDER. By execution of this Note, Dealer authorizes LENDER and any of its officers, employees or agents to take any and all action to secure and perfect its interest in the Collateral including but not limited to taking possession of the Collateral and executing and filing, on behalf of Dealer and without Dealer’s signature, original financing statements, amendments, continuation statements, and any other documents LENDER deems necessary or desirable to protect its interests. Dealer authorizes LENDER to supply any omitted information and correct errors in any document executed by or on behalf of Dealer, and to contact any. bank or other depository institution to obtain account information concerning Dealer. Dealer authorizes LENDER to obtain credit information from a credit bureau, and any financial institutions or trade creditor that Dealer has provided as well as other credit investigation that LENDER in LENDER’s sole discretion deems necessary. Dealer also authorizes LENDER to contact any third parties to disclose information, including information contained in this Note, for the purposes of, including, but not limited to assessing Dealer’s credit worthiness, collection of any outstanding debt, obtaining intercreditor agreements, and perfecting LENDER’s security interest. Dealer also authorizes LENDER to disclose the above described information to any of its successors, affiliates, subsidiaries, and parent companies. Further, Dealer authorizes LENDER to review Dealer’s account periodically, which could include obtaining additional credit reports. Dealer authorizes LENDER to disclose Dealer’s credit information into any credit database. In addition, Dealer shall execute the Power of Attorney incorporated herein by reference as Exhibit B.

3.0	GRANT OF SECURITY INTEREST. To secure Dealer’s prompt payment of the Purchase Money Inventory Obligations, Dealer hereby grants to LENDER a lien and a security interest in the Purchase Money Inventory and the Titles thereto. To secure Dealer’s prompt payment of the Obligations and prompt payment of all liabilities owed to LENDER by any affiliates of Dealer, Dealer hereby grants to LENDER a lien and security interest in all of the Collateral. Dealer understands and agrees that LENDER at all times intends to maintain the status of a purchase money secured creditor with priority rights in the Purchase Money Inventory as provided under the UCC. Therefore, to the extent purchase money status can be maintained under applicable law, Dealer also grants LENDER a lien and a security interest as follows: (a) the Purchase Money Inventory also secures Obligations that are not Purchase Money Inventory Obligations, and (b) Collateral that is not Purchase Money Inventory also secures Purchase Money Inventory Obligations. Dealer authorizes LENDER and any of its officers or employees to file original financing statements, amendments, continuation statements, and any other documents LENDER deems necessary or desirable to protect its interests. Dealer authorizes, ratifies and confirms the effectiveness of any financing statements regarding the security interests granted by this Note that may have been filed prior to the date of this Note.

4.0	SALES OF PURCHASE MONEY INVENTORY. Unless and until an Event of Default shall have occurred, Dealer may sell the Purchase Money Inventory to bona fide buyers in the ordinary and regular course of Dealer’s business, but nothing herein shall be deemed to waive or release any interest LENDER may have hereunder or under any other agreement in any proceeds or replacements of the Purchase Money Inventory. Upon the sale of any item of Purchase Money Inventory, Dealer shall hold the amount received from the disposition of inventory in trust for the benefit of LENDER and Dealer shall pay promptly to LENDER, in accordance with Section 2.6, an amount equal to the unpaid balance of the Purchase Money Inventory Obligations and any other Obligations relating to such Purchase Money Inventory.

5.0	DEALER’S COVENANTS. Until payment in full of all of the Obligations or unless LENDER shall otherwise consent in writing, each undersigned Dealer covenants and agrees as follows:

5.1	Disposition of Purchase Money Inventory. Unless Purchase Money Inventory is the subject of a Retail Installment Contract that satisfies the requirements of Section 6.7 of is sold pursuant to Section 4.0, Dealer shall not attempt to or actually, sell, lease, transfer, mortgage, encumber, or otherwise dispose of the Purchase Money Inventory, any part thereof, or any interest therein, or remove, for a period exceeding twenty-four (24) hours, any item of Purchase Money Inventory from the Dealer’s Place of Business. In addition, Dealer shall keep the Purchase Money Inventory free from any lien, security interest, mortgage, claim, charge or other encumbrance, other than those granted pursuant to this Note or permitted in writing by LENDER.

5.2	Unconditional Payment Obligation. Dealer’s obligation to make full payment under this Note is unconditional and shall not be affected by claims or disputes Dealer may have against any other person, including but not limited to claims or disputes Dealer may have against LENDER or any person or entity that transferred, conveyed, or sold one or more Vehicles to Dealer.

5.3	Maintenance of Collateral. Dealer shall keep and maintain the Collateral in good repair and safe condition, and not cannibalize, alter or substantially modify the Collateral except to enhance its value, nor secrete or conceal the Collateral.

5.4	Dealer’s Books and Records. Dealer has kept and shall continue to keep true and accurate books and records concerning its business affairs and the Collateral. Such books and records shall contain full and correct entries of all business transactions and shall be kept in accordance with generally accepted accounting principles consistently applied. Dealer shall at least annually and upon request furnish financial statements and sales information to LENDER based upon said books and records and upon request shall permit LENDER to inspect, make extracts from and receive from Dealer originals or true copies of Dealer’s books and records and any papers relating to the Collateral. All financial statements submitted to LENDER shall fairly present the financial condition of Dealer and any other person or entity identified in such financial statements as of the preparation date. Dealer represents and warrants that all information provided to LENDER concerning Dealer’s business affairs and the Collateral, including without limitation financial statements and sales information, is true, accurate and complete. Dealer shall notify LENDER, in writing, of any material adverse change in the financial condition of Dealer as compared to any prior financial statements submitted to LENDER.

5.5	Insurance. Dealer shall keep the Collateral insured against such risks and in an amount equal to the Aggregate Advance Limit or such lesser amount as LENDER may from time to time permit and with such insurer or insurers as LENDER may from time to time approve. Dealer shall provide LENDER, or LENDER’s designees, with copies of its policies of insurance covering the Collateral together with evidence that the premium therefor has been paid, that LENDER has been named as loss payee or additional insured on such policies, and that the insurer will notify LENDER in writing at least thirty (30) days prior to non-renewal or cancellation of such policies. The proceeds of loss under such policies are hereby assigned to LENDER. If LENDER determines, in its sole discretion, that Dealer has not maintained adequate insurance coverage for the Collateral, LENDER may, but has no obligation to, purchase a policy or policies of insurance (through forced placement or otherwise) and may treat amounts so expended as additional Obligations. The risk of loss or damage to the Collateral shall at all times remain solely with Dealer.

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

5.6	Litigation Notice. Dealer shall provide to LENDER within five (5) days after service of process, notice of any litigation, arbitration, or other proceeding by or before any court, governmental agency, or entity affecting Dealer.

5.7	Taxes. Dealer has paid and shall pay all taxes and assessments relating to its business affairs and shall pay all taxes and assessments at any time levied on the Collateral as and when the same become due and payable in the ordinary course. If Dealer fails to pay taxes or assessments relating to the Collateral, LENDER may, but has no obligation to, pay said taxes or assessments and may treat amounts so expended as additional Obligations.

5.8	Further Assurances. Dealer shall execute any and all documents necessary to confirm an Advance or perfect LENDER’s lien and security interest in the Collateral. Dealer shall, at any time and at the request of LENDER, deliver the originally executed Retail Installment Contracts to LENDER. Dealer shall, at any time and at the request of LENDER, assign in writing any or all Retail Installment Contracts.

5.9	Acknowledgments. Dealer acknowledges that LENDER has relied on Dealer’s Covenants and Dealer’s Representations and Warranties as delineated in this Note, and is not charged with any contrary knowledge that may be ascertained by examination of the public records, or that may have been received by any officer, director, agent, employee, representative or shareholder of LENDER.

5.10	Changes in Dealer’s Business. Upon the execution of this Note, Dealer shall provide LENDER with a document listing Dealer’s Place(s) of Business. Dealer shall provide LENDER written notice within 30 days of any of the following: (a) any change in Dealer’s Place of Business or chief executive office, (b) any change in the corporate, business or ownership structure of Dealer, (c) any change in the state or jurisdiction of incorporation, organization or business entity registration of Dealer, (d) any change in the legal name or trade name of Dealer, (e) any consolidation or merger with any other person or entity, (f) any change in control of Dealer, (g) any sale, transfer or issuance of equity securities or reclassification, readjustment or other change in capital structure, or (h) any amendment to Dealer’s articles, by-laws or other organizational documents.

5.11	Notice to Account Debtors. Dealer shall, at any time and at the request of LENDER, notify any or all account debtors or obligors that LENDER has the right to enforce Dealer’s rights against the account debtors or obligors, that LENDER has a security interest in the accounts and/or chattel paper, and that the account debtors and obligors must direct payment to LENDER.

5.12	Guaranties. At the request of LENDER prior to the execution of this Note and at any time thereafter, Dealer shall deliver to LENDER a duly executed guaranty or guaranties of a third party or parties in the form attached hereto as Exhibit C.

5.13	Control Agreements. Dealer shall cooperate with LENDER in obtaining control agreements or similar type agreements in form and substance satisfactory to LENDER with respect to Collateral consisting of deposit accounts, certificates of deposit, investment property, letter of credit rights, electronic chattel paper, certified or uncertified securities, and other collateral which may require steps in addition to filing a financing statement to perfect LENDER’s security interest. In the event satisfactory control agreements cannot be obtained, Dealer shall cooperate with LENDER in placing the account or other property in LENDER’s name as owner or co-owner.

6.0	DEALER’S REPRESENTATIONS AND WARRANTIES. On the date of this Note and until the Obligations are paid in full and Dealer has performed all of its obligations hereunder, the representations and warranties contained in this Note and every factual matter in any other document delivered to LENDER by or on behalf of each individual undersigned Dealer shall be true and correct in all: material respects for each individual undersigned Dealer and will remain true and correct for each individual undersigned Dealer.

6.1	Permits and Licenses. Dealer has all applicable permits and licenses necessary to conduct business as a retail of wholesale seller, as applicable, of the Collateral. Dealer has all required government certificates, licenses, registrations, and charters to operate as the entity or business type identified by Dealer in the Dealer application and is in good standing with all applicable governmental authorities. Dealer shall comply with, and not permit any violation by its agents or employees of, all applicable laws, regulations, and orders of public authorities relating to Dealer’s business affairs and the Collateral.

6.2	Authority. The undersigned is legally competent, and has been duly authorized by all necessary action, to execute and deliver this Note and consummate all of the transactions contemplated hereby. Dealer has now and will have at the time of each Advance full right, power, and authority to borrow in the manner and on the terms and conditions set out in this Note, and to grant LENDER the lien and security interest granted in this Note without the consent or approval of any third party or public authority.

6.3	Ownership. Dealer has now and will have at the time of each Advance good and marketable title to the Purchase Money inventory, free and clear of all liens, security interests, mortgages, charges, claims, and other encumbrances or interests whatsoever, except the lien and security interest granted under this Note, or except as permitted by LENDER in writing or acknowledged by LENDER’s written notification to such third party advising such third party of LENDER’s purchase money security interest in the Purchase Money Inventory and the proceeds thereof.

6.4	Enforceability. This Note, and any other agreements or documents contemplated herein or executed in connection herewith, constitute valid and binding obligations of the Dealer and all are enforceable in accordance with their respective terms.

6.5	Litigation. No legal, arbitration, or administrative proceedings are pending or threatened against Dealer which could reasonably affect the Collateral or which materially and adversely affect the properties, business, prospects, or condition, financial or otherwise, of the Dealer or Dealer’s ability to honor its obligations hereunder,

6.6	Check Representations. With each and every payment to LENDER by Check or ACH, Dealer represents and warrants (regardless of whether Dealer is the drawer thereof), that, at the time of issuance of the Check or ACH and at the time such Check or ACH may be presented for payment, the account upon which such Check or ACH is drawn contains immediately available funds sufficient for payment of that Check or ACH and all other Checks and ACHs issued or outstanding at that time. Dealer acknowledges that LENDER may submit a check for payment electronically, and that checks processed electronically may initiate same-day debits from Dealer’s bank account.

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

6.7	Retail Installment Contract Representations. With respect to each Retail Installment Contract: (a) Dealer is the owner thereof; (b) Dealer has made all filings and recordations, and has taken, all necessary actions (including registration on a certificate of title) which are required to perfect Dealer’s interest with respect to the Collateral thereunder; (c) such Retail Installment Contract is the result of a bona fide transaction entered into in the ordinary course of Dealer’s operations; (d) such Retail Installment Contract is true, valid, genuine, binding, and enforceable in accordance with the written terms thereof; (e) such Retail Installment Contract is the only chattel paper with respect to the subject thereof; (f) such Retail Installment Contract is and will continue to be free from all defenses, setoffs, and counterclaims of any kind; (g) such Retail Installment Contract conforms with all applicable law; (h) except as to any interest disclosed in writing to LENDER, such Retail Installment Contract is free from all security, liens, and/or encumbrances; and (i) the property which is the subject of the Retail Installment Contract has been delivered to the retail purchaser under such Retail Installment Contract.

6.8	Lot Representation. All Vehicles located at Dealer’s Place of Business constitute inventory for resale in the ordinary course of Dealer’s business unless the Vehicle is plainly marked otherwise. None of the Vehicles are in Dealer’s possession pursuant to a consignment or other agreement providing that someone other than Dealer is the Vehicle’s owner or has rights in the Vehicle superior to the rights of Dealer or LENDER, unless (a) LENDER has been notified in writing that such Vehicles are in Dealer’s possession and (b) the Vehicles are plainly so marked and identified.

6.9	Name of Dealer. Dealer’s legal name is precisely the name set forth as such on the last page of this Note.

6.10	State of Organization. Dealer’s jurisdiction of incorporation, organization or other business entity registration is the state or jurisdiction set forth as such on the last page of this Note. Upon request, Dealer shall furnish to LENDER an official certificate from the appropriate governing authority evidencing the current legal status of Dealer’s business organization.

6.11	Financial Status. The fair value of Dealer’s assets is greater than the fair value of Dealer’s liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Dealer in accordance with generally accepted accounting principles as consistently applied to Dealer’s financial statements). Dealer is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which Dealer is engaged and proposes to engage. Dealer has not incurred and does not intend to incur debts beyond its ability to pay such debts as they mature. Dealer is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Dealer or any of its assets. Dealer is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.

7.0	EVENT OF DEFAULT. Each and every one of the following events shall be considered an Event of Default:

7.1	the default in any payment or repayment when due of any of the Purchase Money Inventory Obligations or Obligations, as provided in the Note;

7.2	LENDER’s deeming itself insecure regarding the Collateral or the possibility of Dealer’s default in any payment or repayment of any of the Obligations;

7.3	LENDER’s receipt of any report indicating that LENDER is not prior to all other liens, security interests, mortgages, charges, claims, encumbrances or interests of any kind in the Purchase Money Inventory, except as expressly permitted by LENDER in writing or acknowledged by LENDER’s written notification to such third party advising such third party of LENDER’s purchase money security interest in the Purchase Money Inventory and the proceeds thereof;

7.4	the default in payment or performance of any debt or obligation of Dealer, any guarantor or any affiliate, whether to LENDER or to a third party;

7.5	LENDER determining, in its sole discretion, that any covenant, warranty, representation, or statement made by Dealer in connection with this Note, related documents, any Advance or otherwise to or for the benefit of LENDER has been breached or is false or misleading;

7.6	the loss, theft, damage, destruction, sale (except as permitted by Section 4.0), or encumbrance of the Collateral (except as permitted by Section 6.3), or the making of any levy, seizure, attachment, or execution against Dealer, any of the Collateral or any of its other property;

7.7	the inability of Dealer or any guarantor to pay debts as they mature, insolvency of Dealer or any guarantor, appointment of a receiver for Dealer or any guarantor, assignment for the benefit of creditors by Dealer, commencement of any proceeding under any bankruptcy or insolvency law by or against Dealer or any guarantor, or entry of or issuance of any order of attachment, execution, sequestration, or other order in the nature of a writ levied upon the Collateral;

7.8	the death or incompetency of Dealer if Dealer is an individual or any guarantor, or the death, incompetency, or resignation of a principal stockholder, officer, or manager of Dealer or any guarantor;

7.9	dissolution, merger or consolidation, or transfer of any substantial part of the property of Dealer or of any guarantor, or

7.10	LENDER’s determination, in its sole discretion, that control contests or other management disputes within or regarding the Dealer threaten or may threaten the timely repayment of the Obligations by Dealer.

7.11	An Event of Default by any one undersigned Dealer shall be deemed an event of default by all the undersigned Dealers.

8.0	REMEDIES.

8.1	Whenever an Event of Default shall exist, or at any time thereafter (such a default not having previously been cured), LENDER, at its option and without demand or notice of any kind, may declare the Obligations to be immediately due and payable. Upon such Event of Default, LENDER shall have the rights and remedies of a secured party under the UCC with respect to the Collateral, and any other rights or remedies at law, in equity, by agreement or otherwise. LENDER shall have the right to pursue any of its rights and remedies separately, successively or concurrently, and the exercise of any right or remedy shall not preclude its subsequent exercise at a later time or the exercise of other rights or remedies. Without limiting the foregoing, LENDER may (a) notify any or all creditors, account debtors or obligors of Dealer’s default and/or of the security interest of LENDER in Dealer’s accounts or chattel paper and direct payment of same to LENDER; (b) demand, receive, sue for and give receipts or acquittances for any moneys due or to become due on any account receivable, Retail Installment Contract, or under any chattel paper or endorse any item representing any payment on or proceeds of the Collateral; (c) assent to any or all extensions or postponements of time of payment or any other indulgence in release of the Collateral, to the addition or release of acceptance of partial payments and the settlement, compromise or adjustment of such claims, all in a manner and at times as LENDER shall deem advisable; (d) execute and deliver for value all necessary or appropriate bills of sale, documents of title, and other documents and instruments in connection with the management or disposition of the Collateral or any part thereof; (e) hold; store, keep idle, lease, operate, remove, or otherwise use or permit the use of the Collateral or any part of if for that time and upon those terms as LENDER, in its sole discretion, deems to be in its own best interests; and/or (f) take possession of the Collateral and sell the same. For all such purposes, LENDER may, without prior notice, enter upon the premises on which the Collateral is situated (or is believed to be situated) and either cause the Collateral to remain on, be stored on, or managed at such premises at Dealer’s expense, pending sale or other disposition of the Collateral, or remove the Collateral to such other place as LENDER shall determine. Notwithstanding the foregoing rights, Dealer shall, upon LENDER’s demand, make the Collateral available to LENDER at a place to be designated by LENDER which is reasonably convenient to both parties. Dealer hereby consents to the appointment of a receiver by any court of competent jurisdiction without necessity of notice, hearing, or bond.

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

8.2	Procedures. LENDER may comply with any provision of this Note and any applicable state or federal law requirements in connection with a disposition of the Collateral, and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral. Dealer agrees that a sale of any Vehicle by auction to other vehicle dealers shall be commercially reasonable. LENDER may sell Collateral without giving any warranties and may specifically disclaim warranties, including warranties of title and the like. LENDER shall not be liable or accountable for the failure to seize, collect, realize, sell, or obtain possession or payment of all or any part of the Collateral and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing, selling or obtaining possession or payment of same or for the purpose of preserving any rights of LENDER, Dealer or any other person. LENDER shall not have any obligation to take any steps to preserve rights against prior parties to any Collateral, whether or not in LENDER’s possession, and shall not be liable for failure to do so. Dealer shall remain liable to pay LENDER any deficiency balance remaining after any sale.

8.3	No Obligation to Pursue Others. LENDER shall have no obligation to attempt to. satisfy the Obligations by collecting them from any other person liable for them, and LENDER may release, modify or waive any Collateral provided by any other person to secure any of the Obligations, all without affecting LENDER’s rights against Dealer. Dealer waives any right it may have to require LENDER to pursue any third person for any of the Obligations.

8.4	Sales on Credit. If LENDER sells any of the Collateral on credit, Dealer will be credited only with payments actually made by the purchaser, received by LENDER and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the. Collateral, LENDER may resell the Collateral and Dealer shall be credited with the net proceeds of the sale.

8.5	Notice of Sale. Dealer agrees that motor vehicles are a type of collateral customarily sold on a recognized market and that LENDER therefore has no obligation to notify Dealer, or any other person, prior to their sale. In the event LENDER does send notice prior to sale of any Collateral, Dealer agrees that the sending of notice, whether delivered personally, by courier service or by certified or registered mail to any address of Dealer set forth in this Note, of the time and place of any public sale or the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. LENDER may, without further notice of publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place at which it was announced at the sale so adjourned. Dealer agrees that a sale of any Vehicle by auction to other vehicle dealers shall be commercially reasonable.

8.6	Action Against Bond. To the extent not prohibited by law, Dealer authorizes LENDER to proceed in an action to collect on or against any bond posted by Dealer with any state or local authorities.

8.7	No Marshalling. LENDER shall have no obligation to marshal any assets in favor of Dealer, or against or in payment of the Note, any Obligations or any other obligation owed to LENDER by Dealer or any other person.

8.8	Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, LENDER is authorized at any time and from time to time, without notice to Dealer, to set-off and apply, directly or through any of LENDER’s affiliates, any and all deposits (whether general or special, time or demand, provisional or final, or otherwise) and other assets and properties at any time held in the possession, custody or control of LENDER or its affiliates, and any indebtedness at any time owing by LENDER or its affiliates to or for the credit, account or benefit of Dealer, against any and all of Dealer’s Obligations.

9.0	GENERAL.

9.1	Indemnification. Dealer shall indemnify and hold LENDER and its directors, officers, equity owners, employees, affiliates, agents, attorneys, accountants, successors and/or assigns (each an “Indemnitee”) harmless from and against any and all liabilities, loss, damage, costs, or expenses of whatever kind or nature relating to claims of third parties arising out of or in any way connected to this Note or Dealer’s business affairs including, without limitation, attorneys’ fees and expenses incurred both in the defense of any action against an Indemnitee and in any action to enforce these indemnity rights as against the Dealer.

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

9.2	No Partnership; Joint Venture; Dealer’s Business Affairs. Notwithstanding anything to the contrary herein contained or implied, LENDER, by this Note or by any action pursuant hereto, shall not be deemed to be a partner or joint venturer of Dealer. Dealer furthermore agrees that notwithstanding the conditions of lending herein, the purchase or sale of Vehicles or Equipment by Dealer is in the ordinary course and, prior to an Event of Default, at the discretion and subject to the business judgment of Dealer. LENDER has no responsibility or liability of any kind with regard to the quantity, quality, condition, purchase price, or marketability of any item of Purchase Money Inventory. LENDER is not a party to any loss or gain in the sale of any Purchase Money Inventory: sold by Dealer.

9.3	Expenses. Dealer agrees to pay in the ordinary course as additional Obligations all LENDER’s fees, expenses and costs incidental to the financing provided for under this Note. Such charges shall include, but are not limited to, Late Fees, fees for dishonored Checks, ACH payments or other electronic fund transfers charged by LENDER or imposed by the depository institution, NAP Fees, highline fees, document processing fees, title fees, audit fees, lot audit failure fees, lien holder direct pay service fees, title release fees, balance transfer fees, unit transfer fees, courier fees, and other standard fees charged by LENDER, fees and expenses incurred by LENDER or it’s counsel (including paralegals and similar persons), and any filing fees, stamp taxes, insurance or other charges associated with the creation, perfection, or maintenance of the security interest granted herein. Dealer agrees that if it fails or refuses to pay any taxes or assessments relating to the Collateral or maintain proper insurance coverage for the Collateral, LENDER may, but has no obligation to, pay said taxes or assessments and purchase a policy or policies of insurance and may treat amounts so expended as additional Obligations. Any amount so paid or advanced by LENDER, plus related costs, shall be repaid by Dealer on demand and shall bear interest at the Default Rate from the date of such payment or advance.

9.4	Notices. All notices, requests, or other communications by Dealer required by, permitted under, or relating to this Note shall be in writing. Any notice shall be effective (a) if delivered personally (or by courier) with signed receipt therefor, or (b) three days after dispatch, if delivered via certified or registered U.S. Mail, postage prepaid and addressed as follows:

If intended for LENDER

Automotive Finance Corporation

then addressed to LENDER at the corporate headquarters of LENDER as listed on the web site currently located at www.AFCDEALER.com or a successor thereto.

If intended for Dealer

CARLOTZ, INC. DBA: CARLOTZ

406 WEST FRANKLIN STREET

RICHMOND, VA 23220

All such notices shall be deemed reasonably and promptly given if the effective date thereof is at least five (5) days prior to the event with respect to which notice is-given.

9.5	Merger, Modification; Headings. This Note and the documents contemplated hereby are intended by the parties as an amendment and restatement of any prior Promissory Note and Security Agreement or agreements with regard to the subject matter hereof. Notwithstanding the foregoing, this Note and the documents contemplated hereby contain the entire agreement of the parties with regard to the subject matter hereof, and shall be binding upon and inure to the benefit of the successors and assigns of the parties; however, no obligation or rights of Dealer shall be assignable. Dealer, authorizes LENDER to alter, amend or modify the Terms and Conditions of this Note at any time by posting notice of such altered, amended or modified Terms and Conditions on its web site currently located at www.AFCDEALER.com or any successor web site. Any request for an Advance by Dealer and subsequent Advance by LENDER pursuant to Sections 2.1, 2.2 or 2.3 shall constitute the assent of the parties to the Terms and Conditions in effect at that time. The provisions of this Note may not be altered, amended, or modified by Dealer except in a writing signed by both parties The parties acknowledge that the headings herein are for convenience only and shall not be considered in the interpretation of this Note. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement.

9.6	Usury. Notwithstanding any provisions of this Note to the contrary, at no time shall Dealer be obligated to pay interest at a rate which would subject LENDER to either civil or criminal liability due to interest being in excess of the maximum rate LENDER is permitted by law to contract or Dealer is permitted by law to agree to pay. In such circumstances, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate, and such interest and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Obligations as of the date such payment was made. Any such excess shall be held by LENDER for Dealer’s benefit without interest and shall be subject to setoff by LENDER.

9.7	No Waiver. No delay or omission by LENDER to exercise any right or remedy shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to any Event of Default, or (c) affect any subsequent default, right or remedy of the same or of a different nature.

9.8	Demand Nature of Credit Facility. Dealer acknowledges and agrees that the Obligations evidenced by this Note are payable upon demand. Nothing in this Note is intended to nor shall be deemed to change the demand nature of this Note, including, without limitation, any reference to Events of Default, to annual financial statements, to Curtailment Dates, to Periods, or otherwise. Dealer acknowledges and agrees that LENDER, at any time, without notice and with or without reason, may demand that this Obligation be immediately paid in full. Dealer acknowledges that demand may be made by LENDER even if the Dealer is in compliance with each and every term of this Note.

9.9	Signature. LENDER and Dealer expressly agree that LENDER may, at LENDER’s option, execute this Note and the documents contemplated hereby by way of a signature stamp or other authorized facsimile signature of an officer of LENDER, or by way of an electronic signature. LENDER and Dealer expressly agree that except as authorized under Section 2.10 or the attached Power of Attorney, Dealer may only execute this Note and the documents contemplated hereby by way of an original manual signature (not a facsimile thereof) or by way of an electronic signature; provided, however, that LENDER, in LENDER’s sole discretion, may require Dealer to execute this Note with manual signatures.

9.10	Enforcement. LENDER and Dealer intend and believe that each provision in this Note complies with all applicable ordinances, laws, statutes and judicial and administrative decisions; however, if any provision in this Note is found by a court of law to be in violation of any applicable ordinances, laws, statutes, judicial or administrative decisions, or public policy, then it is the intent of the parties of this Note that such provision be given force to the fullest possible extent that it is. legal, valid and enforceable, that the remainder of this Note shall be construed as if such provision were not contained herein and that the remainder of this Note continue in full force and effect.

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

9.11	JURISDICTION AND CHOICE OF LAW. THIS NOTE AND ANY AND ALL AGREEMENTS OR AUTHORIZATIONS EXECUTED BY DEALER OR LENDER IN CONNECTION HEREWITH SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF INDIANA, AS AMENDED FROM TIME TO TIME, WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS. BY EXECUTION OF THIS NOTE, DEALER SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF INDIANA AND TO VENUE IN THE CIRCUIT AND SUPERIOR COURTS OF HAMILTON COUNTY OR MARION COUNTY, INDIANA. ANY ACTION INITIATED BY DEALER AGAINST LENDER SHALL BE FILED AND CONDUCTED SOLELY IN SAID COURTS. LENDER MAY BRING ANY SUIT AGAINST DEALER IN ANY COURT OF COMPETENT JURISDICTION, AND DEALER HEREBY CONSENTS TO LENDER’S CHOICE IN FORUM. DEALER FURTHER WAIVES ANY RIGHT WHICH IT MAY HAVE TO REMOVE SUCH LITIGATION OR MATTER TO A FEDERAL COURT OR TO REQUIRE THAT ANY SUCH LITIGATION OR MATTER TAKE PLACE IN A FEDERAL COURT. DEALER AND LENDER AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN THE CLAIMANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING OR AS A NAMED OR UNNAMED MEMBER IN A CLASS, CONSOLIDATED, REPRESENTATIVE OR PRIVATE ATTORNEY GENERAL ACTION. THIS PARAGRAPH IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.12	WAIVER OF JURY TRIAL RIGHTS. DEALER AND LENDER EACH ACKNOWLEDGE THAT THE. RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. THEREFORE, EACH PARTY, AFTER CONSULTING, OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY ASPECT OF THE PAST, PRESENT, OR FUTURE RELATIONSHIP OF THE PARTIES INCLUDING, BUT NOT LIMITED TO, ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE AND ANY RELATED AGREEMENTS, INSTRUMENTS OR TRANSACTIONS. THIS PARAGRAPH IS A MATERIAL INDUCEMENT FOR LENDER ENTERING LNTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Nothing in this section shall be construed as limiting or waiving any right LENDER may have pursuant to Section 9.13 of this Agreement.

9.13	Arbitration. Except as expressly provided elsewhere in this agreement, or as otherwise expressly agreed to in writing by LENDER, any and all questions or disputes between LENDER and Dealer, including, but not limited to, any questions or disputes arising from or relating to the operation of, the interpretation of, or in any way connected with, this Agreement, may, at the unilateral discretion and direction of LENDER, be submitted for final determination via arbitration pursuant to applicable laws of Indiana, and Dealer hereby consents to the final determination by arbitration of any disputes so submitted by LENDER. In the event that litigation has been commenced by Dealer or guarantor(s), (if any), against LENDER prior to such submission, or if in the event that litigation has been commenced by LENDER against Dealer, guarantor or any third party, at the sole discretion of LENDER to arbitrate such litigation, all parties to such litigation hereby agree to permanently discontinue, without delay, such litigation upon receipt of 15 days written notice. ANY DISPUTE RESOLUTION PROCEEDINGS, WHETHER IN ARBITRATION OR COURT, WILL BE CONDUCTED ONLY ON AN INDIVIDUAL BASIS AND NOT IN A CLASS OR REPRESENTATIVE ACTION OR AS A NAMED OR UNNAMED MEMBER IN A CLASS, CONSOLIDATED, REPRESENTATIVE OR PRIVATE ATTORNEY GENERAL ACTION, UNLESS BOTH DEALER AND LENDER SPECIFICALLY AGREE TO DO SO IN WRITING FOLLOWING INITIATION OF THE ARBITRATION. The arbitration shall be conducted by a single arbitrator. Each party shall select a certified arbitrator. Those arbitrators shall then select one arbitrator who shall arbitrate the case. Any arbitrator selected shall be qualified to conduct commercial arbitrations under the provisions of the applicable laws of Indiana. The proceedings before the arbitrator shall take place in Hamilton County or Marion County, Indiana or such other place as the arbitrator may direct. The parties to this agreement, including guarantor(s), (if any), agree and represent to one another that the decision or award of the arbitrator so appointed shall be final and binding upon such parties and shall not be subject to appeal or judicial review. The parties to this agreement, including the guarantor(s), (if any), represent to one another that this section constitutes an express agreement between them to arbitrate in the event that LENDER, in its sole discretion, decides to submit a question or dispute to arbitration. The parties to this agreement hereby agree that the costs of the arbitration shall be Obligations as defined in this agreement.

9.14	LIMITATION OF LIABILITY. LENDER’S LIABILITY TO DEALER HEREUNDER FOR DAMAGES REGARDLESS OF THE LEGAL THEORY OF THE CLAIM SHALL NOT EXCEED, IN THE AGGREGATE, THE TOTAL AMOUNT OF FLOORPLAN FEES AND INTEREST THAT DEALER HAS PAID TO LENDER UNDER THIS NOTE DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE EVENT UPON WHICH SUCH LIABILITY IS BASED. FURTHER, LENDER SHALL NOT BE LIABLE TO DEALER FOR LOST PROFITS OR FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER EVEN IF LENDER KNEW ABOUT THE POSSIBILITY OF SUCH DAMAGES.

9.15	Title Processing Fees. If LENDER determines that it is necessary or desirable to transfer or convert title or obtain a new or replacement Title for any Vehicle, Dealer agrees to pay LENDER a title transfer or processing fee not to exceed [***] for each Title processed, in addition to all of LENDER’s expenses and costs incidental thereto, which shall include, but are not limited to, fees and expenses incurred by attorneys (including paralegals and similar persons) and any filing fees or taxes.

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

9.16	Attorneys’ Fees Expenses and Costs. In addition to all other amounts payable hereunder by Dealer, Dealer agrees to reimburse LENDER on demand for any and all attorneys’ (including paralegals’ and similar persons’) fees, accountants’ fees, appraisers’ fees, and all expenses and costs incurred in collecting or enforcing payment of the Obligations hereunder or in curing any default, including without limitation those fees and costs incurred (a) with or without suit; (b) in any appeal; (c) in any bankruptcy, insolvency or receivership proceeding; and (d) in any post-judgment collection proceedings, plus Interest at the rate provided herein.

9.17	Communication. Dealer acknowledges that Dealer is obtaining credit from, or is guaranteeing credit from; LENDER. Dealer authorizes LENDER to (a) share any and all information that it possesses regarding Dealer’s account, including but not limited to information regarding Dealer’s loan history, account history, account balance, credit worthiness, and inventory vehicle data with any third party and (b) to receive information concerning Dealer’s business affairs from any third party. Dealer does hereby authorize LENDER to release and disclose any and all of Dealer’s general business information now or hereinafter in LENDER’s possession, including but not limited to information regarding the business name, address, email address, and telephone number, to any third party. Dealer also authorizes LENDER to release and disclose any and all of Dealer’s account and inventory information now or hereinafter in LENDER’s possession, including but not limited to any and all inventory vehicle data loan documents, any business financial information retained or maintained by LENDER, and/or any information relating to Dealer’s performance history with LENDER to any third party. Dealer authorizes LENDER, and its respective affiliates, subsidiaries and parent companies to; a) send facsimile transmissions to Dealer at the facsimile numbers listed as Dealer’s facsimile number in any communication sent from time to time by Dealer; b) make telephone calls to Dealer at the. telephone numbers listed as Dealer’s telephone number in any communication sent from time to time by Dealer; c) send emails to Dealer at the email addresses listed as Dealer’s email address in any communication sent from time to time by Dealer; and d) communicate to Dealer via any and all other forms of communications, for the purposes of including, but not limited to marketing, collection and any other communication needs. Dealer agrees that this permission will remain in effect until cancelled by Dealer in writing.

9.18	Access By Electronic Means. Dealer may access or receive Dealer’s account information by electronic means, including, without limitation, via AFCDealer.com and LENDER’s other online and mobile tools. Dealer shall use commercially reasonable efforts to prevent unauthorized access to or use of such account information, and shall notify LENDER promptly of any such unauthorized access or use LENDER may restrict Dealer’s access to LENDER’s online and mobile tools at any time for any reason.

9.19	DISCLAIMER. DEALER ACKNOWLEDGES THAT AFCDEALER.COM AND ITS MATERIALS, ANY SUCCESSOR PORTAL AND OTHER ONLINE AND MOBILE TOOLS PROVIDED BY LENDER (COLLECTIVELY, THE “PORTAL”) ARE PROVIDED ON AN “AS IS” AND AN “AS AVAILABLE” BASIS. LENDER EXPRESSLY DISCLAIMS (I) ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE, AND (II) ALL WARRANTIES (A) THAT THE PORTAL AND ITS MATERIALS WILL BE ERROR-FREE OR VIRUS-FREE; (B) THAT THE PORTAL WILL BE UNINTERRUPTED AND SECURE; (C) THAT THE PORTAL WILL MEET DEALER’S REQUIREMENTS; AND (D) REGARDING THE ACCURACY, COMPLETENESS, VALIDITY, OR TIMELINESS OF ANY SUBMITTED INFORMATION. IN THE EVENT OF LOSS OF CONNECTIVITY OR FUNCTIONALITY, OR DEALER IS OTHERWISE DISSATISFIED WITH THE PORTAL, DEALER’S SOLE AND EXCLUSIVE REMEDY IS TO DISCONTINUE USING THE PORTAL.

9.20	Electronic Signatures. Each party agrees that electronic signatures of the parties included in this Note (i) are intended to authenticate this writing and to have the same force and effect as manual signatures, and (ii) are deemed to satisfy all legal requirements regarding the validity and enforceability of electronic signatures, including without limitation the federal Electronic Signatures in Global and National Commerce Act, the UCC and state e-sign laws such as the Uniform Electronic Transactions Act; provided, however, that LENDER in LENDER’s sole discretion, may require Dealer or any guarantor to execute this Note with manual signatures.

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

Dealer’s Name and Dealer’s Place(s) of Business:
CARLOTZ, INC. DBA: CARLOTZ
406 WEST FRANKLIN STREET
RICHMOND, VA 23220

Dealer’s state of incorporation, organization or other business entity registration: VA

WHEREFORE, the Dealer has on behalf of themselves individually and in their representative capacity, executed this Note on the Twenty Second day of January, 2016.

Dealership: CARLOTZ, INC. DBA: CARLOTZ	Automotive Finance Corporation (“LENDER”)

By: _________________________________	By:
An Officer of LENDER
To be executed at AFC Corporate office
By: _________________________________

By: _________________________________

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT

TERM SHEET FOR
DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

Dealer: CARLOTZ, INC. DBA: CARLOTZ

Date of Original Note: January 22,2016

The following terms, as defined in the Demand Promissory Note and Security Agreement (the “Note”), shall apply effective immediately:

Floorplan Fee: The Floorplan Fee shall be: [***]

In addition, for each extension of the Curtailment Date, the Floorplan Fee shall be [***].

Purchases of vehicles with a purchase price over [***] will be charged a Highline Fee of [***] of the principal amount advanced for that vehicle instead of the Floorplan Fee for the initial Period. The Floorplan Fee will be charged for any additional Period.

Interest: Interest shall accrue on all Obligations under the Note at a variable rate, adjusted each business day, based upon the most recent prime rate published in The Wall Street Journal plus:

[***] per annum, compounded daily.

However, in no event shall the prime interest rate be less than [***] per annum.

Number of Curtailment Date Extensions: The Number of Curtailment Date extensions shall be limited to: [***]

Notwithstanding the definition of Period below, the Period for each such extension shall be equal to [***] days.

Period: The Period shall be: [***] days.

Executed by the undersigned duly authorized representatives effective as of the Twenty Second day of January, 2016.

Dealership: CARLOTZ, INC. DBA: CARLOTZ	Automotive Finance Corporation (“LENDER”)

By: _________________________________	By:
An Officer of LENDER
To be executed at AFC Corporate office
By: _________________________________

By: _________________________________

EXHIBIT A

THIS RECEIVABLE HAS BEEN SOLD TO AFC FUNDING CORPORATION AND AN INTEREST THEREIN HAS BEEN GRANTED TO BANK OF MONTREAL, AS AGENT